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                                                                 EXHIBIT 10.73.1


                                 HIDE TANIGAMI

                              CONSULTING AGREEMENT


     This Consulting Agreement is entered into at Sunnyvale, California, as of January 1, 2000 between Hide Tanigami ("Consultant") and Catalyst Semiconductor, Inc. ("Company").

     1. Consulting Relationship. Hide Tanigami has provided consulting services to Company for many years. Company wishes to engage Hide Tanigami to provide continuing consulting services to Company as set forth herein.

     2. Duties. Consultant agrees to advise Company as requested by its Chief Executive Officer.

     3. Compensation. Company agrees to pay Hide Tanigami as compensation for all duties performed by Consultant hereunder, a consulting fee of $8333 per month payable in advance on the first day of each month.

     4. Term of Consulting Agreement. This Consulting Agreement shall commence on this date and shall terminate three years from this date; provided, however, that Company may terminate this Agreement on 30 days written notice at any time upon payment of a termination fee of 12 months of consulting fees.

     5. Stock Options. A material part of this Agreement is the stock options to be granted from time to time to Hide Tanigami for services rendered to Company as its management adviser, and/or outside director. Company agrees that any and all stock options held by Hide Tanigami shall become immediately fully vested and not subject to forfeiture upon any sale of substantially all of the Company's assets, or a sale of a majority of its shares or any other change of control, or if Company elects to terminate this Agreement prior to three years from this date or in the event of Hide Tanigami's death. In such event, all options shall remain fully exercisable for three years from the occurrence of said event.

     In witness whereof, the parties have entered into this Agreement at Sunnyvale, California as of January 1, 2000.


Catalyst Semiconductor, Inc.


/s/ RADU VANCO                             /s/ HIDE TANIGAMI
-------------------------------------      ----------------------------------
Radu Vanco                                 Hide Tanigami, an individual
President and Chief Executive Officer